Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), is dated as of May 14, 2021, entered into by and among Puradigm LLC, a Nevada limited liability company (the “Company”), and DSS PureAir, Inc., a Texas corporation (the “Investor”).

WITNESSETH:

WHEREAS, the Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act;

WHEREAS, the Company has authorized a new secured convertible note of the Company in the form attached hereto as Exhibit B (the “Note”), which Note shall be convertible into membership interests (the “Membership Interests”) of the Company (such interests issuable pursuant to the terms of the Note upon conversion or otherwise, collectively, the “Note Conversion Units”) (together with the Note, the “Securities”), in accordance with the terms of the Note;

WHEREAS, the Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, a Note in the maximum principal amount of $5,000,000.00 (the “Loan Commitment Amount”); and

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. PURCHASE AND SALE OF NOTE

(a) Purchase of Note. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Investor, and the Investor agrees to purchase from the Company the Note. The Note shall be substantially in the form attached as Exhibit B to this Agreement.

(b) Commitment Amount Limits. The maximum principal amount of the Note that is offered for purchase shall not exceed the Loan Commitment Amount.

(c) Advances. Subject to the terms and conditions of Section 6 of this Agreement, Investor agrees to advance funds under the Note in such amounts as may be advanced from time to time by Investor to or for the account of the Company under the Note (each such amount being an “Advance” and more than one such amounts being “Advances”), for the account of the Company.

(d) Closing. The initial closing of the purchase and sale of the Note (the “Closing”) shall take place on the date when all of the Transaction Documents (as defined below) have been executed and delivered by the applicable parties and the other conditions to the Closing set forth herein and in Sections 4 and 5 below have been satisfied or waived (or such later date as is mutually agreed to by the Company and the Investor) (the “Closing Date”).

(e) Security. The Note shall be secured by the Note Conversion Units and a Security Agreement among the parties in the form attached hereto as Exhibit C (the “Security Agreement”).

(f) Delivery of Note. On the Closing Date, the Company shall deliver to the Investor the Note to be issued at such Closing, duly executed on behalf of the Company.

(g) Use of Note Proceeds. Pursuant to the terms of the Note, the Company agrees that it not use any proceeds of the Note to pay employee bonuses, shareholder dividends, nontrade payable debt retirement or other similar expenses. Except for aforementioned, such proceeds will be used for the primary purpose of inventory financing, including manufacturing, marketing, research and development, and shipping. In addition, the Company may use the proceeds of the Note for reasonable working capital expense, including payment of legal fees, interest carry on the Note, the Origination Fee (as defined below) and other business-related expenses as the parties shall agree.

(h) Origination Fee. Subject to the terms and conditions of this Agreement, at the Closing (as defined herein) the Company hereby agrees to pay to the Investor an origination fee equal of $75,000.00 (the “Origination Fee”). The Company intends to pay the Origination Fee from a portion of funds from its first Advance hereunder, and shall deliver to the Investor the Origination Fee by wire transfer of immediately available funds within ten (10) days of the Closing.

2. REPRESENTATIONS AND WARRANTIES.

(a) Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor:

(i) Organization and Authority. The Company is an entity duly incorporated or otherwise organized, validly existing, and, if applicable under the laws of the jurisdiction in which it is formed, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Company has full corporate power and authority to enter into this Transactions Documents, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Company of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Company, including the approval of the Company’s managing members. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Company, and this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of the Company, enforceable against Company, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. “Transaction Documents” means, collectively, this Agreement, the Note, the Security Agreement, the Distribution Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transaction contemplated hereby and thereby, as may be amended from time to time.

(ii) Legal Proceedings. Except as set forth on Schedule 2(a)(ii), there is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Company’s knowledge, threatened against or by Company (a) relating to or affecting the Securities; or (b) that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement, except any Actions that would not, individually or in the aggregate, have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby on a timely basis. To Company’s knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(iii) Financial Statements. Copies of financial statements of the Company as of and for the fiscal year ended December 31, 2020 are attached as Exhibit E hereto. To Company’s knowledge, the Financial Statements are true, correct, and complete.] Beginning for the year-ended December 31, 2021, the Company will deliver to the Investor CPA reviewed financial statements within ninety (90) days after the fiscal year end. In addition, the Company will provide and deliver to the Investor internally prepared interim financial statements of the Company within thirty (30) days upon Investor’s requests. The Company will be responsible for reviewing its results and data and for informing Investor immediately of any post-closing adjustments that come to its attention.

(iv) No Material Adverse Effect. The Company is not in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents , (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company , or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(v) Issuance of Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. Upon issuance or conversion or conversion in accordance with the Note, the Note Conversion Units when issued and payment is made, if required, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights or Liens with respect to the issuance thereof, with the holder being entitled to all rights accorded to a holder of Membership Interests. Subject to the accuracy of the representations and warranties of the Investor in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act. For purposes of this Agreement, “Liens” means any and all liens, encumbrances, pledges, security interests or other restrictions on transfer; provided, however, that the Securities will be subject to all restrictions on transfer set forth in the Company’s internal governing documents, with the express exception that Investor may transfer the Securities to an Affiliate of Investor without regard to any restriction in the Company’s internal governing documents (a “Permitted Transfer”), so long as such Permitted Transfer complies with all relevant securities laws.

(vi) No Conflicts. The execution, delivery and performance by the Company of this Agreement, and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(vii) Capitalization. The capitalization of the Company is as set forth on Schedule 2(a)(vii), which Schedule 2(a)(vii), shall also include the number and percentage of Membership Interests owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth on Schedule 2(a)(vii), (x) no person or entity has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents; (y) the issuance and sale of the Securities will not obligate the Company to issue Membership Interests or other securities to any person or entity (other than the Investor); and (z) there are no outstanding securities or instruments of the Company with any provision that adjusts the exercise, conversion or reset price of such security or instrument upon an issuance of the Securities by the Company. For purposes of this Agreement, “Affiliate” means, with respect to any Person, any other Person who is an “affiliate” (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act), and “control” for purposes of that definition shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.) of such Person. “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

(viii) Compliance. Except as set forth in Schedule 2(a)(viii), the Company is not: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of (i), (ii) and (iii) as could not have or reasonably be expected to result in a Material Adverse Effect.

(b) Representations and Warranties of the Investor. Investor hereby makes the following representations and warranties to the Company:

(i) Investment Purpose. Investor is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Investor reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities, or an available exemption under the Securities Act. The Buyer agrees not to sell, hypothecate or otherwise transfer the Securities unless such Securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

(ii) Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer. Such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer.

(iii) General Solicitation. Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement.

(iv) Experience of Investor. Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(v) Access to Information. Investor acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and each Subsidiary and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents.

(vi) Due Execution of the Delivery. The Transaction Documents constitute a legal, valid and binding obligation of the Investor and, when executed and enforced in accordance with their terms; no consent approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to obtained by the Company in connection with the execution and delivery of the, or the performance of the Company’s obligations thereunder.

(vii) Acknowledgment. The Investor acknowledges the legal proceeding(s) as set forth in Schedule 2(a)(ii) and Schedule 2(a)(viii).

3. OTHER AGREEMENTS OF THE PARTIES

(a) Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of an Investor under this Agreement.

(b) Legends. The Investor agree to the imprinting, so long as is required by this Section 4, of a legend on any of the Securities in substantially the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY.

(c) Right of First Refusal. Upon the Closing, the Investor shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of thirty (30) months after the Closing Date to act as an advisor and/or sponsor for each and every future public or private equity or equity convertible offering of the Company (each, a “Subject Transaction”). If the Company receives an offer from a third party with regard to a public or private equity or equity convertible offering, whether as an investor, or an advisor or sponsor of a proposed Subject Transaction, or the Company of its own volition intends to pursue a Subject Transaction pursuant to terms which it has internally developed, the Company shall notify the Investor of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof to the Investor. If the Investor fails to exercise its Right of First Refusal with respect to any Subject Transaction within ten (10) Business Days after the receipt of such written notice, then the Investor shall have no further claim or right with respect to such Subject Transaction. If, thereafter, such proposal is modified in any Material respect, the Company will adopt the same procedure as with respect to the original Subject Transaction and the Investor shall have the right of first refusal with respect to such revised proposal; for purposes of the foregoing, “Material” shall mean either a change in total valuation of the Subject Transaction of greater than ten percent (10%) or a change in the form of equity being offered. The Investor may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Investor shall not adversely affect the Investor’s Right of First Refusal with respect to any other Subject Transaction. The Investor shall not have more than one opportunity to waive or terminate the right of first refusal in consideration of any Subject Transaction. The terms and conditions of any such engagements shall be set forth in separate agreements and may be subject to, among other things, satisfactory completion of due diligence by the Investor, market conditions, the absence of a material adverse change to the Company’s business, financial condition and prospects, approval of the Investor’s board of directors and any other conditions that the Investor may deem appropriate for transactions of such nature.

(d) Tag along Rights. If any holder of Membership Interests of the Company or the Investor, whether alone or in combination which hold a majority of the outstanding Membership Interests (the “Tag-Along Seller”), proposes to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Membership Interests or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing (“Transfer”) to any third party (a “Tag-Along Sale”), the Tag-along (i) the Tag-Along Seller shall provide the Investor and other holders of Membership Interests a written notice of the terms and conditions of such proposed Transfer (“Tag-Along Notice”) and offer the Investor or such other holder the opportunity to participate in such Transfer in accordance with this Section 3(d), and (ii) the Investor or other holder of Membership Interests may elect, at its option, to participate in the proposed Transfer in accordance with this Section 3(d). The Tag-Along Notice shall identify the number of Membership Interests proposed to be sold by the Tag-Along Seller and all other securities of the Company subject to the offer (“Tag-Along Offer”), the consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by the proposed third party transferee to purchase the securities from the Tag-Along Seller in accordance with this Section 3(d). Notwithstanding the foregoing, the Investor may at any time Transfer any or all of its Membership Interests to an Affiliate without the consent of the Company and without compliance with this Section 3(d), as the case may be; provided, however, that any such transfer shall comply with Section 3(a).

(e) Board Seat. Subject to the Investor’s continuous ownership of any equity interest in the Company or as long as Investor is the holder of the Note, the Investor shall have the right, and the Company shall be required upon the Investor’s request, to place a member on the board of directors of the Company. In the event the Company does not have a board of directors then the Company shall designate the Investor as a Managing Member, as requested.

(f) Access to Products. The Company will provide to the Investor access to purchase its products at a pricing of cost of product plus 5% and up to 2,000 units annually.

(g) Distribution Agreement. As an inducement for the Investor to consummate the transactions contemplated by this Agreement, the Company and Investor are entering into the MOU attached hereto as Exhibit F concurrently with the Closing, and the parties shall use best efforts to enter into (or shall have entered into) a distribution agreement consistent with the MOU within 15 days from the date this Agreement is signed. The distribution agreement will include a minimum term of five (5) years.

4. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL

(a) The obligations of the Company hereunder to issue and sell the Securities to the Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i) The Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) The representations and warranties of the Investor are true and accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date in (unless as of a specific date therein in which case they shall be accurate as of such date).

5. CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE

(a)        The obligations of the Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i) The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) The Company shall have delivered to the Investor the Origination Fee and Note.

(iii) The representations and warranties of the Company are true and accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date in (unless as of a specific date therein in which case they shall be accurate as of such date).

(iv) There shall have been no Material Adverse Effect with respect to the Company and no material change in the capital stock or debt of the Company since the date hereof.

(v) The Investor shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements, as Investor shall reasonably request to evidence the perfection and priority of the security interests granted to Investor pursuant to the Security Agreement. Pursuant to the terms of the Security Agreement, the Company authorizes Investor to file any UCC financing statements, continuations of or amendments to UCC financing statements it deems necessary to perfect its security interest in the Collateral as defined therein.

6. ADVANCES

(a) Advance Requests. The Investor shall make Advances under the Note in the amounts, at the times, and to the accounts requested by the Company from time to time, in each case upon delivery to Investor of a written request by the Company for an Advance under the Note, in the form of request attached as Exhibit A hereto (each such request being an “Advance Request”); provided, however, that the aggregate principal amount of all Advances made under this Note may not exceed the Loan Commitment Amount.

(b) Timing. To be effective, an Advance Request must be received by the Investor on or before the third business day before the particular calendar date specified in such Advance Request that the Company requests to be the date on which the respective Advance is to be made.

(c) Authority. The Company hereby agrees that Investor, for its purposes, may consider any Advance Request approved by or on behalf of the authorized officers of the Company and delivered to Investor in accordance with the terms of this Agreement to be an accurate representation of the Company’s request for an Advance under the Note and the Company’s approval of that Advance Request.

(d) Conditions to Making Advances. Investor shall be under no obligation to make any Advance under the Note unless and until each of the conditions specified in this section 6(d) is satisfied. For each Advance, the Borrower shall have delivered to the Investor an Advance Request, which Advance Request shall specify, among other things:

(i) the particular amount of funds that the Company requests to be advanced (such amount being the “Requested Advance Amount” for the respective Advance);

(ii) the particular calendar date that the Company requests to be the date on which the respective Advance is to be made (such date being the “Requested Advance Date” for such Advance), which date: (A) must be a business day; and (B) shall not be earlier than the third business day to occur after the date on which the Investor shall have received the respective Advance Request; and

(iii) the particular bank account or accounts to which the Borrower requests that the respective Advance be made;

(e) Means of Advance. Each Advance shall be made in immediately available funds by electronic funds transfer to such bank account(s) as shall have been specified in the respective Advance Request.

7. MISCELLANEOUS

(a) Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, the Company shall pay Investor for all costs of preparing the Transaction Documents and recordation of any Transaction Document or exhibit thereto, payable up to $10,000.00.

(b) Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. There are no promises, representations or warranties between the Parties with regard to the Transaction Documents except as expressly set forth in the Transaction Documents. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

(c) Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) when sent, if by e-mail, (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (iv) one (1) business day after deposit with a nationally recognized overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company, to:	Puradigm, LLC
111 C Street, Encinitas, CA 92024
Attention: Padraig Lawlor, Chief Operating Officer
Email: plawlor@puradigm.com

If to the Investor, to:	DSS PureAir, Inc.
1400 Broadfield, Suite 100
Houston, Texas 77084
Attention: President
Email: fheuszel@dsssecure.com

(d) Waivers. Either hereto may by written notice to the other: (i) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement; (ii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement; and (iii) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without any limitations, any investigation by or on behalf of either party, shall be deemed to constitute a wavier by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The wavier by the either party hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exerciser the same at any subsequent time or times hereunder.

(e) Conflicts of Interest. The Company and the Investor, for themselves and on behalf of their Affiliates, successors and assigns, expressly waive any conflicts of interest or potential conflicts of interest and agree that the each of the Company and the Investor, and its Affiliates, respectively, shall have no liability to the other party or their Affiliates, successors and assigns with respect to such conflicts of interest or potential conflicts of interest; provided, however, that nothing in the foregoing shall waive or excuse any party from a breach of any contractual obligations between the parties, including, but not limited to, this Agreement or the distribution agreement to be entered into by the parties.

(f) Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(g) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or Investor without the prior written consent of the other parties hereto, which may not be unreasonably withheld provided that such Assignment is to an Affiliate.

(h) Amendments. Neither this Agreement nor any term or provision hereof may be amended, modified, waived or supplemented orally, but only by a written consent executed by the parties hereto.

(i) Publicity. The Company and the Investor shall have the right to review a reasonable period of time before issuance of any press releases, SEC, Trading Market or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that (i) the Company and Investor shall make a joint announcement with respect to the Note with such announcement to include only the material economic terms of the Note or such other terms as may is required by applicable law and regulations; and (ii) each of the Company and Investor shall be entitled, without the prior approval of the other party, to make any press release or SEC, Trading Market or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the other party shall be consulted by the disclosing party in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon). It is intended that the Company and Investor shall make a joint.

(j) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in federal or state court sitting in the Harris County, Texas.

(k) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(l) Survival. Unless this Agreement is terminated under Section 7(n), the representations and warranties of the Company and the Investor and the agreements and covenants set forth in this Agreement shall survive the Closing for a period of twelve (12) months following the later of the date on which the Note is repaid in full or converted into Note Conversion Units in their entirety as provided in the Transaction Documents; provided, however, that such representations and warranties shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investor or the Company.

(m) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(n) Termination. In the event that the Closing shall not have occurred on or before May 17, 2021 due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Sections 4 and 5 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party by providing five (5) days’ written notice to such breaching party of the non-breaching party’s intent to terminate this Agreement (and if the non-breaching party is the Investor, to also withdraw its subscription) at the close of business on such date without liability of any party to any other party.

(o) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(p) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
PURADIGM, LLC.

By:
Name:
Title:	Managing Member

INVESTOR:
DSS PUREAIR, INC.

By:
Name:	Frank D. Heuszel
Title:	President

EXHIBIT A

Advance Request

EXHIBIT B

Convertible Promissory Note

EXHIBIT C

Security Agreement

EXHIBIT D

Distribution Agreement

EXHIBIT E

Financial Statements

EXHIBIT F

Memorandum of Understanding